Exhibit 99.1

Michael McConnell

Chief Financial Officer and Treasurer

503-469-4652

mmcconnell@digimarc.com

Leslie Constans

Digimarc Public Relations

503-469-4620

lconstans@digimarc.com

FOR IMMEDIATE RELEASE

Digimarc Corporation Reports Second Quarter Financial Results

Beaverton, Ore. – Aug. 3, 2006 – Digimarc Corporation (NASDAQ: DMRC) today reported its financial results for the second quarter ended June 30, 2006. These results demonstrated substantial progress in previously announced initiatives to position Digimarc for profitable growth.

Second quarter consolidated revenue totaled $24.9 million, up slightly from revenues of $24.8 million in the comparable period of 2005. Second quarter net loss was lower at $(4.9) million, or net loss of $(0.24) per fully diluted share, compared with net loss of $(6.2) million, or net loss of $(0.30) per fully diluted share, for the same period last year.

The effects of previously announced cost reduction initiatives began to show as second quarter operating expenses totaled $13.4 million, 8% lower as compared to operating expenses of $14.6 million for the same period last year.

Earnings before interest, taxes, depreciation, amortization and non-cash stock compensation (“Adjusted EBITDA”) improved for the second consecutive quarter to a deficit of $0.6 million in the second quarter, compared to a deficit of $1.1 million in the corresponding quarter of 2005, and a deficit of $1.8 million in the first quarter of 2006.  Digimarc calculates Adjusted EBITDA by adjusting net loss for the effects of interest, taxes, depreciation, amortization and non-cash expenditures for stock compensation.  The reconciliation of Adjusted EBITDA to net loss, the most comparable GAAP measure, is included at the end of this release.

Digimarc Chairman and CEO Bruce Davis stated, “The effects of previously announced actions taken in the second quarter to streamline the business began to show up in this quarter, presaging a more significant impact in the third and fourth quarters.”  Davis noted further that “we are on track with the cost model that we described in our last conference call.”

Second quarter business highlights

•                  A contract extension, valued at an estimated $2.4 million over the next year, with Russian partner Opticheskaya Tekhnikai Tekhnologiya (OTT) to supply secure ID materials for an estimated 30% increase in driver license issuance volume for the Russian driver license program. The Digimarc/OTT partnership delivers a market-leading driver license system, deployed at 744 issuing offices across the Russian Federation

•                  Introduction of a new generation of Digimarc secure enrollment products—the Digimarc Camera Tower, Digimarc Capture Software, and Digimarc Image Server—to digitally capture and manage the industry’s highest quality portraits, clear signatures, and reliable fingerprints while delivering low total cost of ownership to ID issuers.

•                  An agreement with Microsoft to embed Digimarc digital watermarks into tens of millions of satellite images served up by Microsoft’s Virtual Earth platform offering as a means to communicate and protect image copyrights.

•                  A patent licensing agreement with VEIL’s VCP affiliate supporting VCP’s efforts to deliver its rights signaling system technology to address digital television’s “Analog Hole” problem and Congress’ Digital Transition Content Security Act of 2005.

•                  A licensing agreement with Madrid, Spain-based AquaMobile to bring Digimarc® Mobile™ print-to-web linking technology to the Spanish and Portuguese mobile markets for a variety of innovative mobile consumer and business applications.

Early third quarter highlights include:

•                  A three-year contract extension valued at approximately $10 million with the Washington State Department of Licensing to further strengthen Washington’s secure driver license enrollment and issuance system.

•                  A $3.5 million contract award to deliver market-leading products that will enable Ghana to provide to its citizens a convenient, durable and secure credit card-sized digital driver license via a modern secure enrollment system.

•                  A four-year driver license contract extension with the State of Oregon to provide centralized driver license production and biometric identification to fight identity theft and fraud.

•                  Expanding use of the Digimarc Document Inspector by the Nebraska Department of Motor Vehicles to inspect and authenticate State driver licenses secured with Digimarc® IDMarc™ digital watermarks.

Conference Call

Digimarc will hold its second quarter 2006 earnings conference call on Thursday, Aug. 3, 2006, at 11 a.m. PT /2 p.m. ET.  The call will be open to the general public and the media, and will be broadcast live by Web cast at www.digimarc.com and www.earnings.com. At Digimarc’s Web address, the call will be available by clicking on the “Q2 2006 Earnings Release Conference Call” icon on the “Investor Relations Events” page.  This Web cast will also be available for later listening at both sites for two weeks following the live call.  Thereafter, the Web cast will be archived and available at http://www.digimarc.com/investor/events.asp under the subcategory “Company Presentations.”

About Digimarc

Digimarc Corporation (NASDAQ: DMRC), based in Beaverton, Oregon, is a leading supplier of secure identity and media management solutions. Digimarc provides products and services that enable the annual production of more than 60 million personal identification documents, including two-thirds of U.S. driver licenses and IDs for more than 20 countries. Digimarc’s digital watermarking technology provides a persistent digital identity for various media content and is used to enhance the security of financial documents, identity documents and digital images, and support other media rights management applications.

Digimarc has an extensive intellectual property portfolio, with more than 275 issued U.S. patents with more than 5,000 claims, and approximately 500 pending patent applications in digital watermarking, personal identification and related technologies. The Company is headquartered in Beaverton, Oregon, with other U.S. offices in Burlington, Massachusetts; Fort Wayne, Indiana; and the Washington DC area; and international offices in London and Mexico. Please go to www.digimarc.com for more company information.

Securities Safe Harbor

With the exception of historical information contained in this release, the matters described herein contain certain “forward-looking statements” that are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding the future impact of actions taken in the second quarter to streamline the business, statements regarding the Company’s operating expense levels in the future, statements regarding the Company’s achievement of profitable growth, statements regarding anticipated duration, terms and revenues under agreements entered into with customers and other third parties, and other statements containing the words “believes,” “expects,” “estimates,” “anticipates,” “will” or words of similar import or statements of management’s opinion. These statements are subject to certain assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied from the statements herein or from historical results, due to changes in economic, business, competitive, technological and/or regulatory factors. More detailed information about risk factors that may affect actual results is set forth in filings by Digimarc with the Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K, including but not limited to those described in the Company’s Form 10-Q for the quarter ended March 31, 2006, in Part I, Item 2 thereof (“Management’s Discussion and Analysis of Financial Condition and Results of Operations”) under the captions “Liquidity and Capital Resources” and “Factors Affecting Forward Looking Statements” and in Part I, Item 4 thereof (“Controls and Procedures”).  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date of this release. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements.

###

Digimarc Corporation

Income Statement Information

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2006	2006	2005	2006	2005
Revenue:
Service	$20,519	$22,290	$21,616	$42,809	$41,212
Product and subscription	4,388	4,903	3,137	9,291	7,920
Total revenue	24,907	27,193	24,753	52,100	49,132

Cost of Revenue:
Service	15,002	17,099	15,471	32,101	29,195
Product and subscription	1,675	2,549	1,089	4,224	3,442
Total cost of revenue	16,677	19,648	16,560	36,325	32,637

Gross Profit:
Service	5,517	5,191	6,145	10,708	12,017
Product and subscription	2,713	2,354	2,048	5,067	4,478
Total gross profit	8,230	7,545	8,193	15,775	16,495

Percentage of gross profit to revenues:
Service	27%	23%	28%	25%	29%
Product and subscription	62%	48%	65%	55%	57%
Percentage of total gross profit to total revenues	33%	28%	33%	30%	34%

Operating expenses:
Sales and marketing	4,685	4,539	3,889	9,224	7,666
Research, development and engineering	2,994	3,236	3,428	6,230	6,336
General and administrative	4,172	5,210	5,521	9,382	11,018
Amortization of intangibles	550	573	1,339	1,123	2,150
Intellectual property	481	431	467	912	1,003
Restructuring charges, net	547			547

Total operating expenses	13,429	13,989	14,644	27,418	28,173

Operating income (loss)	(5,199)	(6,444)	(6,451)	(11,643)	(11,678)

Other income (expense), net	308	357	297	665	481
Income (loss) before provision for income taxes	(4,891)	(6,087)	(6,154)	(10,978)	(11,197)
Provision for income taxes	22	(85)	(63)	(63)	(140)
Net income (loss)	$(4,869)	$(6,172)	$(6,217)	$(11,041)	$(11,337)

Net income (loss) per share - basic	$(0.24)	$(0.30)	$(0.30)	$(0.54)	$(0.55)
Net income (loss) per share - diluted	$(0.24)	$(0.30)	$(0.30)	$(0.54)	$(0.55)

Weighted average shares - basic	20,627	20,607	20,468	20,617	20,461
Weighted average shares - diluted	20,627	20,607	20,468	20,617	20,461

Digimarc Corporation

Cost of Revenue

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2006	2006	2005	2006	2005
Cost of Revenue:
Variable	$6,454	$8,317	$6,850	$14,771	$14,131
Fixed field support and manufacturing	7,595	8,743	6,524	16,338	12,537
Program depreciation	2,628	2,588	3,186	5,216	5,969
Total cost of revenue	$16,677	$19,648	$16,560	$36,325	$32,637

Cost of Revenue (as a % of total revenveu):
Variable	26%	31%	28%	28%	29%
Fixed field support and manufacturing	30%	32%	26%	32%	25%
Program depreciation	11%	9%	13%	10%	12%
Total cost of revenue	67%	72%	67%	70%	66%

Digimarc Corporation

Balance Sheet Information

(in thousands)

(Unaudited)

	June 30,	December 31,
	2006	2005
Assets
Current assets:
Cash and cash equivalents	$17,698	$23,964
Short-term investments	1,001	739
Total cash, cash equivalents and investments	18,699	24,703
Accounts receivable, net	14,096	15,697
Inventory, net	6,349	7,451
Other current assets	2,596	2,828
Total current assets	41,740	50,679

Restricted cash	11,483	7,279
Property and equipment, net	61,568	64,108
Intangibles, net	16,144	17,164
Other assets, net	940	1,009
Total assets	$131,875	$140,239

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$6,877	$6,722
Accrued payroll and related costs	3,481	3,731
Deferred revenue	7,794	6,809
Other current liabilities	1,759	2,032
Total current liabilities	19,911	19,294

Other long-term liabilities	1,189	969

Stockholders’ equity	110,775	119,976
Total liabilities and stockholders’ equity	$131,875	$140,239

Digimarc Corporation

Cash Flow Information

(in thousands)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2006	2006	2005	2006	2005

Cash flows from operating activities:
Net loss	$(4,869)	$(6,172)	$(6,217)	$(11,041)	$(11,337)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	3,834	3,818	5,124	7,652	8,554
Stock-based compensation expense	782	794	151	1,576	202
Change in allowance for doubtful accounts	(100)	(64)	105	(164)	72
Other non-cash charges	(73)	—	(25)	(73)	(8)
Changes in operating assets and liabilities:				—
Restricted cash	(4,703)	499	1,084	(4,204)	992
Trade and unbilled accounts receivable, net	(830)	2,595	1,116	1,765	(429)
Inventory, net	(506)	1,608	591	1,102	444
Other current assets	(373)	605	(1,401)	232	(1,179)
Other assets, net	36	33	30	69	132
Accounts payable	1,551	(1,396)	(1,762)	155	(3,981)
Accrued payroll and related costs	580	(830)	71	(250)	1,336
Deferred revenue	1,829	(844)	199	985	(34)
Other liabilities	(107)	(214)	323	(321)	324
Net cash provided by (used in) operating activities	(2,948)	432	(611)	(2,517)	(4,912)
Cash flows from investing activities:
Purchase of property and equipment	(1,885)	(455)	(1,812)	(2,340)	(4,024)
Capitalization of labor costs	(783)	(314)	(1,952)	(1,097)	(4,955)
Sale or maturity of short-term investments	28,752	33,961	48,794	62,713	91,538
Purchase of short-term investments	(28,752)	(34,223)	(42,378)	(62,975)	(74,845)
Net cash provided by (used in) investing activities	(2,837)	(1,031)	2,652	(3,699)	7,714
Cash flows from financing activities:
Net proceeds from issuance of common stock	259	5	175	264	175
Principal payments under capital lease obligations	(168)	(146)	(117)	(314)	(234)
Net cash provided by (used in) financing activities	259	(141)	58	(50)	(59)
Net increase (decrease) in cash and cash equivalents	$(5,526)	$(740)	$2,099	$(6,266)	$2,743

Reconciliation of GAAP and Non-GAAP Financial Measures

Digimarc Corporation

Reconciliation of GAAP and Non-GAAP Financial Measures

Adjusted EBITDA

(in thousands)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2006	2006	2005	2006	2005

Net loss	$(4,869)	$(6,172)	$(6,217)	$(11,041)	$(11,337)
Adjustments:
Interest income, net	(313)	(309)	(215)	(622)	(417)
Provision for taxes	(22)	85	63	63	140
Depreciation and amortization	3,834	3,818	5,124	7,652	8,554
Stock compensation	782	794	151	1,576	202
Adjusted EBITDA	(588)	(1,784)	(1,094)	(2,372)	(2,858)

About Adjusted EBITDA

Adjusted EBITDA does not represent cash flows from operations as defined by generally accepted accounting principles (“GAAP”), is not a measure derived in accordance with GAAP and should not be considered by the reader as an alternative to net income (the most comparable GAAP financial measure to Adjusted EBITDA).  The reconciliation of GAAP and Non-GAAP Financial Measures for the three- and six-months ended June 30, 2006 and 2005 and the three months ended March 31, 2006 is included in the above tables.  Management of the Company believes that Adjusted EBITDA is helpful to investors as an indicator of the current financial performance of the Company and its capacity to fund capital expenditures and working capital requirements.  Due to the nature of the Company’s government programs business and revenue recognition policies and the Company’s use of stock-based employee compensation, the Company incurs significant non-cash charges for depreciation, amortization and stock compensation expense that may not be indicative of our operating performance from a cash perspective.  Therefore, the Company believes that providing the calculation of Adjusted EBITDA will help investors better understand the Company’s underlying financial performance and ability to generate cash flow from operations.